Exhibit J(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 59 to the Registration Statement No. 2-39334 on Form N-1A of our report dated February 22, 2007, relating to the financial statements and financial highlights of MML Series Investment Fund, including MML Large Cap Value Fund, MML Equity Index Fund, MML Growth Equity Fund, MML OTC 100 Fund, MML Small Cap Growth Equity Fund, MML Emerging Growth Fund, MML Asset Allocation Fund, MML Equity Income Fund, MML Income & Growth Fund, MML Growth & Income Fund, MML Blue Chip Growth Fund, MML Large Cap Growth Fund, MML Concentrated Growth Fund, MML Mid Cap Value Fund, MML Mid Cap Growth Fund, MML Small Cap Value Fund, MML Small Cap Index Fund, MML Global Fund, MML Foreign Fund appearing in the Annual Report on Form N-CSR of MML Series Investment Fund for the year ended December 31, 2006.

We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Other Disclosures”, “Experts” and “Investment Management and other services” in the Statement of Additional Information, both of which are a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 25, 2007